Hansen, Barnett & Maxwell, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ShengdaTech, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of ShengdaTech, Inc., dated March 21, 2007 with respect to the consolidated balance sheets of ShengdaTech, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006 in the Registration Statement of ShengdaTech, Inc. on Post-Effective Amendment No. 1 to Form S-1 (No. 333-132906) relating to the registration of 8,312,603 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C. HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 26, 2007